UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 9, 2015

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah	46-4341605
(State of Incorporation)	(I.R.S. Employer Identification No.)
1583 South 1700 East
Vernal, Utah	84078
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 9, 2015, Meier Properties, Series, LLC, a wholly owned subsidiary of Superior Drilling Products, Inc. (the “Company”), entered into a business loan agreement with American Bank of the North, pursuant to which it refinanced approximately $5 million of indebtedness which was due in August 15, 2015. Under the new loan agreement, the maturity was extended to August 18, 2018 and the interest rate was adjusted to 5.25%. The collateral for the loan remains the Company’s corporate offices and manufacturing facilities, and the associated real estate. The Company provided a parent guarantee of the indebtedness, and Troy and Annette Meier provided personal guarantees.

The foregoing description of the business loan agreement and the related guaranties is qualified in its entirety by reference to the text of the business loan agreement and the guaranties, which are filed as Exhibit 10.1 through 10.4, respectively, to this Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Business Loan Agreement between Meier Properties, Series LLC and American Bank of the North dated April 9, 2015.

10.2	Commercial Guaranty between Superior Drilling Products, Inc. and American Bank of the North dated April 9, 2015.

10.3	Commercial Guaranty between G. Troy Meier and American Bank of the North dated April 9, 2015.

10.4	Commercial Guaranty between Annette Meier and American Bank of the North dated April 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2015

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer